                                                                   EXHIBIT 10.5A

                            SUMMIT SOFTWARE COMPANY
                         BASICSCRIPT LICENSE AGREEMENT

     This Agreement ("Agreement") is made and entered into the later of the two dates on the signature page ("Effective Date") by and between Henneberry Hill Technologies Corporation, a New York corporation doing business as Summit Software Company, 4933 Jamesville Road, Jamesville, NY 13078 (hereafter "Summit") and NetiQ Corporation, a California Corporation, with offices at 275 Saratoga Ave., Suite 260, Santa Clara, CA 95050 (hereafter "COMPANY").

     For good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.   DEFINITIONS
     -----------

     For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "Software" shall mean the computer software developed by Summit described in the attached Exhibit A, regardless of Summit's attaching a different name to such Software.

     (b) "Product(s)" shall mean any of COMPANY's computer software product(s) that incorporate the Software, as set forth on Exhibit A, as it may be amended from time to time by Company.

     (c) "Program Error" shall mean a coding defect which prevents the Software from performing to the specifications described in Exhibit A.

     (d) "End User" shall mean a customer or purchaser of the Product(s) manufactured, distributed, and sublicensed by COMPANY pursuant to this Agreement.

     (e) "End User Documentation" shall mean the instruction manual prepared by COMPANY for the End User describing how to use the Software.

     (f) "End User Help System" shall mean the online help prepared by COMPANY for the End User describing how to use the Software.

     (g) "Technical Documentation" shall mean the English language document(s) prepared by Summit, described in the attached Exhibit A, for use by COMPANY as the basis for developing the End User Documentation and End User Help System.

     (h) "API Documentation" shall mean the English language document(s) prepared by Summit, described in the attached Exhibit A, for use by COMPANY in incorporating the Software into the Product(s).

     (i) "Functional Specification Documents" shall mean Technical Documentation and API Documentation, all of which shall be attached to Exhibit A and delivered upon execution of the Agreement.

     (j) "End User License" shall be the form of binary code license agreement which accompanies the Products when distributed to End Users.

     (k) "Net Revenues" shall mean the gross selling price received by COMPANY for the Product(s), less (i) sales channel discount, (ii) returns, and (iii) sales taxes or equivalents, in each case applicable thereto, sold in each period for which royalties are due.


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commisssion.

2.   LICENSE
     -------

     In consideration of the payments to be made by COMPANY to Summit as set forth in Section 5 and Exhibit B below:

     (a) Summit grants to COMPANY a non-exclusive, worldwide, non-transferable license, during the term of this Agreement and any renewals hereof, to translate, modify, reproduce, distribute and sublicense the Software solely in conjunction with the Product(s) and not as a "stand-alone" product.

     (b) COMPANY shall have the right, but not the obligation, in conjunction with COMPANY's promotion or sale of the Product(s), to make reasonable use of the trademark(s) listed in Exhibit C for product marketing purposes.

     (c) Summit grants to COMPANY a non-exclusive, worldwide, non-transferable license, during the term of this Agreement, to translate, modify, reproduce and distribute the Technical Documentation, as incorporated into the End User Documentation and End User Help System, solely as part of or in connection with the Product(s) under the terms of this Agreement, subject to the provisions provided herein.

     (d) All rights not expressly granted herein are reserved by Summit.

3.   SUMMIT OBLIGATIONS
     ------------------

     (a) If during the term of this Agreement and any extensions hereto, any Program Error is discovered in the then current release or the previous release of the Software, Summit will promptly correct the same in accordance with Exhibit D hereto.

     (b) During the term of this Agreement and any extensions hereto, Summit will provide COMPANY with support by telephone and/or electronic mail to answer COMPANY's questions about the then current release and the previous release of the Software.

     (c) Summit agrees to offer COMPANY any upgrades to the Software that it releases commercially or offers to other publishers or vendors, during the term of this Agreement and any renewals hereto. COMPANY is not obligated to accept the offered upgrades, not to include any accepted upgrades in all products that are incorporating the Software. Summit agrees, following acceptance by COMPANY of an upgrade, to extend its support obligations to COMPANY as set forth in Sections 3(a) and 3(b) of this Agreement to such upgrade. All provisions of this
Section 3(c) are subject to the payment provisions as set forth in Section 5 and Exhibit B below.

4.   COMPANY OBLIGATIONS
     -------------------

     (a) COMPANY will use commercially reasonable efforts to promote the distribution and sales of the Product(s).

     (b) COMPANY shall supply Summit at no charge two (2) copies of the Product(s) in which the Software is integrated, for the sole purpose of allowing Summit to evaluate COMPANY's compliance with this Agreement, within thirty (30) days after COMPANY first offers the Product(s) for commercial release or sale.

     (c) COMPANY shall be solely responsible for providing End User support for customers of the Product(s) and the Software.

     (d) COMPANY shall be solely responsible for providing updates to its End User customers of the Product(s) and the Software, as Company may elect.

     (e) COMPANY shall be responsible for the language translation and modification of the Software necessary for the Software to perform in foreign languages on personal computer systems designed for use in markets outside the United States, if COMPANY elects to promote the Software as a part of the Product(s) in such markets. Should it prove necessary to contract with outside entities to perform said translation and modification, COMPANY shall fully bear such expense.

     (f) COMPANY shall include on the credits page of the End User Documentation and in at least one dialog box within each product in which the Software is included the following notice "Portions (c) 1992-1996 Summit Software Company."

     (g) COMPANY will use commercially reasonable efforts to collect the names and addresses of each registered End User of the Product(s) which contain the Software (the "Mailing List") and allow Summit to mail to the list one time for each new version of the Software that COMPANY licenses from Summit; provided, however, that Company may delete from such Mailing List any user which has objected to the provision of its name to third parties. However (i) COMPANY will have the absolute right of review and approval for mailing pieces to the list, and shall have the right to approve the time period during which the mailing occurs; (ii) COMPANY will have the right to reject any mailing which includes offers for software which directly competes with COMPANY's own products; (iii) Summit will use COMPANY's designated mailing house and will be responsible for all costs associated with its mailing; (iv) Summit will not have physical access to the list at any time; (v) Summit may not transfer, sublicense, or make any other use of this list whatsoever except for mailings associated with Summit developed products; and (vi) Summit's right to use the list shall commence at shipment of the Product(s) which contain the Software that qualifies for access to the list as described herein, and shall expire 12 months from the shipment date of the same.

     (h) COMPANY shall distribute and license the use of the Software to End Users only pursuant to its End User License Agreement ("EULA") which shall conform substantially to Exhibit E, except that (i) it shall be adapted as commercially reasonable for any foreign jurisdiction in which LICENSEE markets or distributes the Software; (ii) the limitations of liability and remedies in COMPANY's EULA shall inure to the benefit of Summit; and (iii) COMPANY shall be the "Licensor" under its EULA.

     (i) COMPANY shall require its distributors, dealers and others in its distribution channels to comply with the terms of this Agreement, to the extent necessary for COMPANY to comply with this Agreement.

5.   PRICE AND PAYMENT
     -----------------

     (a) During the term of this Agreement and any renewal hereof, in consideration of the license granted to COMPANY hereunder, COMPANY agrees to pay Summit any license fees, royalty fees, and advances against royalties set forth in Exhibit B, in accordance with the payment schedule therein.

     (b) All payments due hereunder shall be paid in United States dollars. All royalties due Summit for each calendar quarter period computed in other currencies shall be converted into United States dollars, pursuant to the standard used by COMPANY to do such conversions in its normal business practice.

     (c) Within thirty (30) days after the end of each calendar quarter period during the term hereof, COMPANY shall furnish Summit with a royalty statement, together with payment for any amount shown thereby to be due Summit. The royalty statement shall set forth the number of units of each Product incorporating the Software and the Net Revenues for each Product incorporating the Software, sold anywhere in the world during the calendar quarter then ended, and shall contain information setting forth how the royalty payment, if any, was computed.

6.   ACCEPTANCE PROCEDURE AND LIMITED PRODUCT WARRANTY
     -------------------------------------------------

     (a) Summit shall deliver to COMPANY the Deliverables referred to in Exhibit B according to the schedule set forth in Exhibit B, and warrants that the Deliverables, including the Software, shall conform to the Functional Specification Documents, as defined in Exhibit A. Delivery will occur when COMPANY receives any such Deliverable from Summit with a written certification that any such Deliverable conforms to the Specifications.

     (b) If Company does not notify Summit of its rejection of a Deliverable within fifteen (15) working days of receipt, the Deliverable will be deemed accepted.

     (c) Neither COMPANY nor any of its employees shall have any right to make any representation, warranty, or promise on behalf of Summit.

     (d) Excepting the foregoing warranty in this Section 6 and the warranty in
Section 7, and to the maximum extent permitted by applicable law: The Software is provided to COMPANY "as is" without any other warranty of any kind and the entire risk as to the results and performance of the Software is assumed by COMPANY, its distributors and the End User customers; Summit disclaims all warranties, either express or implied, including but not limited to, implied warranties of merchantability and fitness for a particular purpose; and, in no event shall Summit be liable for any direct, consequential, indirect, incidental, or special damages whatsoever, including without limitation, damages for loss of business profits, business interruption, loss of business information, and the like, arising out of the use of or inability to use the Software, even if Summit has been advised of the possibility of such damages. Because some states/jurisdictions do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply. In no event shall Summit's liability for damages hereunder exceed the amounts paid to Summit under this Agreement.

7.   WARRANTIES AND REPRESENTATIONS
     ------------------------------

     Summit represents and warrants that it owns all right, title, interest in, or under written licenses or other documents, has the right to, the intellectual property relating to the Deliverables including, without limitation, patents, copyrights, mask works, trade secrets, trade marks, and other related intellectual property, in order to grant COMPANY the rights in this Agreement.

8.   INDEMNIFICATION
     ---------------

     Summit will indemnify, hold harmless, and defend COMPANY from and against any suit or proceeding brought against COMPANY based on a claim that the Software, alone and not in combination with any other products, infringes any patent, mask work, copyright, trade secrets, or other intellectual property right of any third party, if notified promptly by COMPANY of such claim in writing and given authority, information and assistance for the defense of same. In no event shall Summit's liability for damages hereunder exceed the amounts paid to Summit under this Agreement.

9.   TERM OF AGREEMENT
     -----------------

     (a) Except as otherwise provided in any Exhibit(s) hereto, provided this Agreement has been properly executed by COMPANY and by an officer of Summit, the term of this Agreement shall begin on the Effective Date and shall terminate one
(1) years after the date of First Customer Shipment of the Product(s) unless terminated earlier for breach as provided herein, subject, however, to automatic successive renewal terms of one (1) year each, unless either party to this Agreement gives written notice of its intent not to renew at least thirty (30) days prior to the expiration of the initial term or any succeeding term.

     (b) Notwithstanding the terms of Section 9(a), COMPANY may distribute the Product(s) for a period of six (6) months following expiration of this Agreement in order to liquidate COMPANY's inventory of Product(s).

10.  DEFAULT AND TERMINATION
     -----------------------

     (a) Either party shall have the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement if any of the following events of default occur: (i) if either party materially fails to perform or comply with this Agreement or any provision hereof; (ii) if either party fails to comply with the provisions of

Section 11 or makes or attempts to make an assignment in violation of Section 16(e); (iii) if either party becomes insolvent or makes an assignment for the benefit of creditors; (iv) if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by either party; or (v) if such a petition is filed by any third party, or an application for a receiver of either party is made by anyone and such petition or application is not resolved favorably to the party within sixty (60) days.

     (b) Termination shall be effective sixty (60) days after notice of termination to the other party if the offending party's defaults have not been cured. The rights and remedies of the non-offending party provided in this
Section 10(b) shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

     (c) If this Agreement is terminated due to a material breach by COMPANY, COMPANY shall return to Summit or destroy all full or partial copies of the Software and Documentation in COMPANY's possession or under its control within ninety (90) days following the termination date.

     (d) Subject to this Section 10, Sections 1, 5, 6, 7, 8, 9(b), 11, 15, 16(e), 16(f) and 16(j), shall survive termination of this Agreement.

11.  NON-DISCLOSURE AGREEMENT
     ------------------------

     (a) COMPANY and Summit expressly undertake to retain in confidence and to require its respective distributors to retain in confidence all information and know-how transmitted to the party receiving such information (the "Disclosee") that the disclosing party has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential (the "Confidential Information"), and will make no use of the Confidential Information except under the terms and during the existence of this Agreement. The Disclosee shall have no such obligation with respect to information which
(a) was rightfully in its possession before receipt from the disclosing party,
(b) is or becomes a matter of public knowledge through no fault of the Disclosee, (c) is rightfully received by Disclosee from a third party without a duty of confidentiality, (d) is independently developed by the Disclosee or (e) is disclosed by the Disclosee with the prior written approval of the disclosing party. However, Disclosee may disclose Confidential Information in accordance with judicial or other government order, provided Disclosee shall give the disclosing party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

     (b) The Disclosee's obligations under this Section 11 shall survive any termination or expiration of the Agreement and shall extend to the earlier of such time as the information protected hereby is in the public domain or four
(4) years following termination or expiration of this Agreement.

12.  AUDITS
     ------

     (a) During the term of this Agreement, COMPANY agrees to keep all usual and proper records and books of account and all usual and proper entries therein relating to the manufacture and sale of the Product(s) hereunder sufficient to provide Summit with an accurate royalty statement as required in Section 5(c).

     (b) Summit shall have the right to have an independent CPA of national standing to examine the books and records of the COMPANY for the sole purpose of verifying the accuracy of royalty payments hereunder. No more than two such examinations shall be made within any twelve month period. Such CPA shall disclose to Summit only such information as is necessary to determine Company's compliance, or lack of compliance, with its royalty payment obligations.

     (c) In the event an audit discloses underpayment equal to, or greater than, ten percent (10%) of the amount shown thereby to be due to Summit from COMPANY, COMPANY shall bear the expenses of the audit.

13.  FORCE MAJEURE
     -------------

     Neither party shall be liable for failure to perform due to unforeseen circumstances or causes beyond the Parties' reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, flood, accidents, strikes, inability to secure transportation, fuel, energy, labor or materials. Time for performance will be extended by the amount of any delay.

14.  CUMULATIVE REMEDIES
     -------------------

     Each parties' respective rights hereunder are cumulative and include, without limitation, the right to specific performance and injunctive relief.

15.  NOTICES AND REQUESTS
     --------------------

     All notices and requests in connection with this Agreement shall be deemed delivered or given three (3) days following the day they are shipped, if shipped by overnight courier, or ten (10) days following the day they are deposited in the U.S. Mail by regular and certified mail, return receipt requested, postage prepaid and addressed as designated below or to such other address as the party to receive the notice or request so designates by written notice to the other.

NOTICES TO SUMMIT:
-----------------

                                Summit Software Company
                                4933 Jamesville Road
                                Jamesville, NY 13078
                                Fax: (315) 445-9567

Attn:                           William P. Fisher, President

Copy to:                        Contract Administrator

NOTICES TO COMPANY:
------------------

                                NeitQ Corporation
                                275 Saratoga Ave., Suite 260
                                Santa Clara, CA 95050

Attn:                           Mr. Hon Wong, VP

Copy to:                        Ms. Joyce Neubert

16.  GENERAL
     -------

     (a) This Agreement shall be construed and controlled by the laws of the State of New York. Summit and COMPANY consent to venue in the state and federal courts in which the defending party resides. Process may be served on either party in the manner authorized by law.

     (b) Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, or agency relationship.

     (c) This Agreement, which incorporates all exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of COMPANY and Summit by their respective duly authorized representatives. No waiver of any breach of any provisions of this Agreement shall constitute a waiver of an prior, concurrent or subsequent breach of the same or any provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     (d) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provision shall remain in full force and effect.

     (e) The rights and obligations hereunder shall inure to the benefit of the successors and assigns of the parties hereto, provided that any rights or obligations hereunder shall not be assigned or sublicensed by either party without the prior, written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party shall have the right to assign any rights or obligations hereunder to a parent corporation, wholly owned subsidiary or a holding company.

     (f) Any Product(s) which COMPANY distributes to or on behalf of the United States of America, its agencies and/or instrumentalities (the "Government"), is provided to COMPANY with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the rights in Technical Data and Computer Software clause at DFAR 252.277-7013, or as set forth in the particular department or agency regulations or rules which provide Summit protection equivalent to or greater than the above-cited clause. COMPANY shall comply with any requirements of the Government to obtain such RESTRICTED RIGHTS protection, including without limitation, the placement of any restrictive legends on the documentation for the Product(s) and any license agreement used in connection with the distribution thereof. Manufacturer is Henneberry Hill Technologies Corporation, 4933 Jamesville Road, Jamesville, New York 13078. Under no circumstances shall Summit be obligated to comply with any Governmental requirements regarding cost and pricing data and cost accounting. For any distribution or license of the Product(s) that would require compliance by Summit with Governmental requirements relating to cost and pricing data or cost accounting, COMPANY must obtain an appropriate waiver or exemption for such requirements for the benefit of Summit from the appropriate Governmental authority before the distribution and/or license of the Product(s) to the Government.

     (g) COMPANY agrees that it will not, directly or indirectly, export or transmit the Product(s) and technical data (or any part thereof) or any process or service that is the direct product of the Software and Documentation, to any group S or Z country specified in Supplement No. 1 of Section 770 of the Export Administration Regulations or to any other country to which such export or transmission is restricted by such regulation or statute, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission.

     (h) COMPANY shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary for the performance of all of the terms and conditions of the Agreement including, but not limited to, foreign exchange approvals, import and offer agent licenses, fair trade approvals and all approvals which may be required to realize the purposes of the Agreement.

     (i) In the event taxes are required to be withheld by any foreign government on payments required hereunder, COMPANY may deduct such taxes from the amount owed Summit and pay them to the appropriate tax authority; provided, however, that COMPANY shall promptly secure and deliver to Summit an official receipt for any such taxes withheld or other documents necessary to enable Summit to claim a U.S. Foreign Tax Credit. COMPANY will make certain that any taxes withheld are minimized to the extent possible under applicable law. Prices stated are exclusive of any federal, state, municipal or other governmental taxes, duties, licenses, fees, excises or tariffs now or hereafter imposed on COMPANY's production, storage, licensing, sale, transportation, import, export or use of the Software. Such charges shall be paid by COMPANY, or in lieu thereof, COMPANY shall provide an exemption certificate acceptable to Summit and the applicable authority. Summit, however, shall be responsible for all taxes based upon its personal property ownership and gross or net income.

     (j) The prevailing party in any litigation brought under this Agreement shall be entitled to recover its reasonable attorneys' fees and costs.

     (k) The parties agree to submit any dispute arising under this Agreement to non-binding mediation before a mutually agreeable mediator. (In the event such a mediator cannot be agreed upon, the parties will submit the dispute to the American Arbitration Association for appointment of a mediator in accordance with its rules.) In the event such mediation does not successfully resolve the dispute, either party may bring suit in a court of appropriate jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement shall be deemed originals.

SUMMIT SOFTWARE COMPANY                  NETIQ CORPORATION

/s/ William B. Fisher                    /s/ Ching-Fa Hwang
------------------------                 ------------------------
By                                       By

William B. Fisher                        Ching-Fa Hwang
------------------------                 ------------------------
Name (Print)                             Name (Print)

President                                President
------------------------                 ------------------------
Title                                    Title

August 27, 1996                          August 14, 1996
------------------------                 ------------------------
Date                                     Date

                                   EXHIBIT A

                          SOFTWARE, NAMED PRODUCT(S),
                    AND FUNCTIONAL SPECIFICATION DOCUMENTS

1.   SOFTWARE
     --------

     (a)  The Software licensed under this Agreement, known as:

          BASICSCRIPT 2.2 FOR WINDOWS

          BASICSCRIPT 2.2 FOR WIN32

     and consisting of the following executable object code files contained in the Summit products listed immediately above, as fully described in the attached documents, entitled "BasicScript 2.2 User's Guide", "BasicScript 2.2 Language Reference", and "BasicScript 2.2 Programmer's Guide" (the "Functional Specification Documents"):

     BasicScript 2.2 for Windows
     ---------------------------

       SUMWRN22.DLL          Runtime
       SUMWPB22.DLL          Public Extension Manager
       SUMWOL22.DLL          OLE Automation support library
       SUMWTL22.DLL          Type library support library
       SUMWCX22.DLL          Picture control support library
       SUMWDE22.DLL          Dialog Editor (standalone version)
       SUMWDD22.DLL          Debugger Dialog
       SUMWDC22.DLL          Debugger Control
       SUMWCM22.DLL          Compiler
       SUMWDG22.DLL          Dialog Editor (embedded version)

     BasicScript 2.2 for Win32
     -------------------------

       SUMNRN22.DLL          Runtime
       SUMNPB22.DLL          Public Extension Manager
       SUMNOL22.DLL          OLE Automation support library
       SUMNTL22.DLL          Type library support library
       SUMNCX22.DLL          Picture control support library
       SUMNDE22.DLL          Dialog Editor (standalone version)
       SUMNDD22.DLL          Debugger Dialog
       SUMNDC22.DLL          Debugger Control
       SUMNCM22.DLL          Compiler
       SUMNDG22.DLL          Dialog Editor (embedded version)

     Any upgraded, future or successor Summit software that performs substantially the same functions as the Scripting Software shall likewise be deemed Scripting Software for the purposes of this Agreement.

2.   NAMED PRODUCT(S)
     ----------------

     The Software licensed by Summit to COMPANY under the provisions of this Agreement may be translated, modified, reproduced, distributed and sublicensed in conjunction with the following Product(s):

     NetiQ AppManager(TM) for Windows NT

     NetiQ AppManager(TM) for Windows NT Workstation

     NetiQ AppManager(TM) Super Console

     COMPANY may change the specifications of Products and may bundle the Products with other items of software or hardware. In the event a Product is bundled, the royalty shall be assessed on the portion (subject to prior written approval of Summit which shall not be unreasonably withheld) of the Net Revenues received from the bundled product which is attributable to the Product.

3.   FUNCTIONAL SPECIFICATION DOCUMENTS
     ----------------------------------

     Summit will deliver to COMPANY, on or prior to the Effective Date, the following documents (collectively, the "Functional Specification Documents.")

     (a) Technical Documentation, entitled "BasicScript 2.2 User's Guide" and "BasicScript 2.2 Language Reference" (attached)

     (b) API Documentation, entitled "BasicScript 2.2 Programmer's Guide" (attached)

4.   DELIVERABLES
     ------------

     Unless otherwise specified in the Functional Specification Documents, the Deliverables by Summit to COMPANY will consist of the following:

     (a) The Software, in executable object code form, conforming to the Functional Specification Documents,

     (b) The Technical Documentation and API documentation, in printed form.

     (c) The Technical Documentation, diskette form (FrameMaker 5.0, Microsoft Word 6.0, and Rich Text File formats, including all files used by Summit to generate the help system for the Software).

     (d) All testing materials, including but not limited to automated test scripts, used by Summit to test the Software, for use by COMPANY to verify that the Software conforms to the Functional Specification Documents.

                                   EXHIBIT B
                        DELIVERY AND PAYMENT SCHEDULES

1.   DELIVERY SCHEDULE FOR DELIVERABLES
     ----------------------------------

     Summit agrees to deliver the Software to COMPANY according to the following schedule:

                                    FINAL
SOFTWARE VERSION                    DELIVERABLE

BasicScript 2.2 for Windows         Within five (5) days of Effective Date

BasicScript 2.2 for Win32           Within five (5) days of Effective Date

2.   PAYMENT SCHEDULE
     ----------------

     (a) COMPANY will pay Summit royalties of [*] percent ([*]%) of the Net Revenues received by COMPANY for the sale of Products, exclusive of the [******]. Company will pay Summit royalties of $[*] for the sale of each [******]. Company will be allowed to distribute a reasonable number of promotional and demonstration copies without any royalty obligation.

     (b) Payments and shipment reports are due thirty (30) days following the end of each calendar quarter and shall be sent to Summit at the address listed in Section 15.

     (c) COMPANY shall not be liable for payment of earned royalties for promotional or complementary units of the Product(s), provided that no more than Ten Percent (10%) of all units of the Product(s) are distributed by COMPANY as promotional or complementary units.

     (d) In connection with any renewal of the Agreement in accordance with
Section 9(a), the parties will renegotiate the applicable royalty rate, taking into account the Company's forecasted volumes, the marketability and value of the Software and other relevant factors; provided, however that in no event shall the royalty rates increase from that charged in the prior annual period. The parties will use reasonable efforts to complete such renegotiation at least thirty (30) days prior to the commencement of the renewal term.


****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C
                       TRADEMARK(S) LICENSED TO COMPANY

Registered Trademark
--------------------
     BasicScript

                                   EXHIBIT D
                            MAINTENANCE AND SUPPORT

1.   SUMMIT MAINTENANCE AND SUPPORT
     ------------------------------

     (a) For the term of this Agreement, for the Software and Redistributables (Question: What is Redistributables?) developed by Summit and marketed and distributed by COMPANY in Products, Summit will provide reasonable maintenance and support and will resolve problem reports received from COMPANY as described below to COMPANY at no cost.

     (b) If COMPANY, in its sole judgment and discretion, determines it cannot efficiently or effectively remedy a problem in supporting its customers, COMPANY shall furnish Summit a problem report.

     (c) Upon receiving a problem report from COMPANY and unless the parties otherwise agree in writing, Summit shall respond and use its best efforts to correct the problem in accordance with the following:

PRIORITY          WRITTEN ACKNOWLEDGMENT  PATCH, WORKAROUND,        OFFICIAL FIX, UPDATE,
                  OF PROBLEM REPORT       TEMPORARY FIX, PERMANENT  UPGRADE, OR ENHANCEMENT
                  DELIVERED TO COMPANY    FIX OR UPDATE
Fatal             Following Business Day  Within 3 business days    Within 60 days

Severe            Following Business Day  Within 7 business days    Within 60 days

Degradation       5 Business Days         30 days                   Within 60 days

Minimal Impact    5 Business Days         60 days                   Within 90 days

     Fatal: condition which precludes all useful work from being done.
     -----

     Severe Impact: condition which precludes one or more major functions from
     -------------
     being performed.

     Degradation: condition which disables one or more non-essential functions.
     -----------

     Minimal Impact: any other condition which requires rectification.
     --------------

     (d) If Summit creates a bug fix other than in response to a problem reported by COMPANY, whether to the Software or Redistributable, Summit agrees to notify COMPANY and make the same available to COMPANY under the license grant in Section 2 of this Agreement within seven (7) days of its initial distribution and at no charge.

     (e) Summit assumes all the same maintenance and support obligations in this
Section 1 for any Upgrades to the Software and Redistributables that are accepted by COMPANY during the term of this Agreement and any extensions hereto.

                                   EXHIBIT E
                          SOFTWARE LICENSE AGREEMENT

     This Software License Agreement ("Agreement") is made by and between NetiQ Corporation, a California corporation with its principal place of business at 275 Saratoga Avenue, Suite 260, Santa Clara, CA 95050 ("NetiQ"), and ______________ with its principal place of business at__________________________
__________________("Licensee"), and is effective as of__________________________
_____________.

     This Agreement and the terms and conditions hereof shall govern all licenses of the computer software products identified on Exhibit A, and any
                                                         ---------
upgrades, modifications or enhancements to such products which have been developed by, or on behalf of, and provided to Licensee by NetiQ (collectively, "Software"). All Software will be governed by the terms of this Agreement.

     1.  GRANT OF LICENSE. Subject to the terms and conditions hereof, NetiQ
         ----------------
hereby grants to Licensee, and Licensee hereby accepts from NetiQ, a personal, nonexclusive license to install, use and execute Software in machine readable object code form and to use related documentation provided to Licensee by NetiQ, on a single computer or, in the case of a multi-user or networked system which permits access by more than one user at the same time, at a single work station. Licensee shall have the right to make one additional copy of the Software for backup purposes.

     2.  LICENSE FEE. In consideration of the license granted hereunder, and the
         -----------
other covenants of NetiQ hereunder, Licensee agrees to pay NetiQ the license fee set forth on Exhibit B in the manner and at the times set forth therein.
             ---------

     3.  PROPRIETARY RIGHTS NOTICES. Licensee agrees (a) to respect all
         --------------------------
confidentiality notices or legends placed upon the Software; (b) not to conceal from view any copyright, trademark or confidentiality notices placed on the Software media or on any output generated by the Software; and (c) to reproduce all copyright, trademark or confidentiality notices (i) on all copies of the Software, or any portion thereof, made by Licensee as permitted hereunder and
(ii) on all portions of the Software contained in or merged into other programs.

     4.  PROPRIETARY RIGHTS. Licensee acknowledges that NetiQ retains exclusive
         ------------------
right, title and interest in and to the Software and all copies or portions thereof, including all intellectual property rights. By accepting this license, Licensee does not become the owner of the Software, but has the right to use the Software as outlined and limited in this Agreement. Licensee further acknowledges and agrees that the Software contains confidential information and trade secrets developed and acquired by NetiQ through the expenditure of a great deal of time and money. Accordingly, Licensee agrees to treat the Software as confidential and not to disclose all or any portion of the Software to any third party or entity, except as such disclosure may be necessary to Licensee's employees in the course of their employment. Licensee agrees not to modify, decompile, disassemble or otherwise reverse engineer the Software. Licensee further agrees not to lend, rent, lease, sublicense or otherwise transfer any copies of the Software or any portion thereof in any form to any person without prior written consent of NetiQ, as provided in Section 9. Licensee will use its best efforts and take all reasonable steps to protect the Software and to prevent any unauthorized reproduction, publication, disclosure, or distribution of the Software or any portion thereof.

     5.  TERM AND TERMINATION. This Agreement is effective upon written
         --------------------
acceptance by Licensee or upon acceptance of delivery of any Software by Licensee, and shall continue unless and until terminated in accordance with the provisions of this Section 5. This Agreement shall automatically terminate and Licensee shall lose its license rights hereunder if
(a) Licensee transfers possession of the Software, any copy of the Software, or any portion or merged portion of the Software to another party, except as provided in Section 8, or (b) violates the provisions of Section 4, Additionally, NetiQ shall be entitled to terminate this Agreement upon written notice to Licensee in the event that Licensee breaches any material obligation under this Agreement. Licensee shall be entitled to terminate this Agreement upon written notice given by Licensee to NetiQ. Within ten (10) days after termination of this Agreement, Licensee shall return all copies of the affected Software and related documentation, or any portion thereof, in any form, to NetiQ at the above address.

     6.  LIMITED WARRANTY AND DISCLAIMER OF WARRANTIES. The media upon which any
         ---------------------------------------------
Software is contained is warranted to be free from defects in material and workmanship for a period of ninety (90) days from the date of delivery to Licensee (the "Warranty Period"). NetiQ's entire liability and Licensee's exclusive remedy for breach of the foregoing limited warranty shall be for NetiQ to replace any defective media which is returned to NetiQ during the Warranty Period. NETIQ DOES NOT WARRANT THAT ANY SOFTWARE IS FREE OF ERRORS OR "BUGS." EXCEPT AS PROVIDED HEREIN, THE SOFTWARE IS PROVIDED "AS IS" AND NETIQ MAKES NO WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE SOFTWARE AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY OF NON-INFRINGEMENT.

     7.  INDEMNIFICATION: INFRINGEMENT OF THIRD-PARTY RIGHTS. NetiQ shall defend
         ---------------------------------------------------
any suit or proceeding brought against Licensee arising out of or based on any claim, demand, or action alleging that the Software or any portion thereof, as used within the scope of this Agreement, infringes or misappropriates any thirdparty rights in copyrights, patents, or trade secrets in the United States. Additionally, NetiQ shall pay any costs, damages, or awards of settlement, including court costs, arising out of any such claim, demand, or action; provided, that Licensee shall give prompt written notice of any such claim, demand, or action to NetiQ and provide NetiQ with control of the defense and settlement thereof and, further, shall reasonably consent to any settlement of such claim, demand, or action. In the event that any Software is held in such suit or proceeding to infringe such proprietary right, and the use of the Software, or portion thereof, is enjoined, NetiQ shall, at its sole option and expense (i) procure for Licensee the right to continue using the Software, or portion thereof; (ii) replace the same with noninfringing programs of equivalent functions; or (iii) remove the Software, or portion thereof. In the event that NetiQ so removes the Software, or portion thereof, Licensee shall receive a refund of that portion of the fees paid in connection with the license for such Software.

     8.  LIMITATION OF LIABILITY. IN NO EVENT WILL NETIQ BE LIABLE TO LICENSEE
         -----------------------
OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE USE OR INABILITY TO USE THE SOFTWARE, INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS OR COST SAVINGS, EVEN IF NETIQ HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     IN NO EVENT SHALL NETIQ'S LIABILITY TO LICENSEE, WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT OR TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND, TO THE EXTENT PERMITTED BY LAW, STRICT LIABILITY) OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AGGREGATE FEES PAID BY LICENSEE FOR THE SOFTWARE AS OF THE DATE SUCH ACTION OR CLAIM WAS FILED.

     9.  TRANSFER AND ASSIGNMENT. Neither the license granted hereunder nor this
         -----------------------
Agreement (nor any portion of the Software) may be assigned or transferred by Licensee without the prior written consent of NetiQ.

Such consent may be conditioned upon (i) transfer of the entire Software and all copies thereof, including merged portions, along with all copies of related documentation, to the assignee or transferee; (ii) payment of an administrative fee at NetiQ's then prevailing rates; and (iii) entry by the assignee or transferee into a License Agreement substantially similar to this Agreement with respect to the Software.

     10. U.S. GOVERNMENT RESTRICTED RIGHTS. The following terms shall apply
         ---------------------------------
where Licensee is an agency or unit of the U.S. government.

     (a) Units of the DoD. Use, duplication or disclosure by the government is subject to restrictions as set forth in paragraph (c)(1)(ii) of the Rights in technical Data and Computer Software clause at DFARS 252.227-7013. NetiQ Corporation, 275 Saratoga Avenue, Suite 260, Santa Clara, CA 95050.

     (b) Civilian agencies. Use, reproduction or disclosure is subject to restrictions as set forth in subparagraphs (a) through (d) of the Commercial Computer Software-Restricted Rights clause at FARS 52.227-19 and the limitations set forth in NetiQ's standard commercial agreement for this Software. Unpublished-rights reserved under the copyright laws of the United States.

     11. EXPORT. Licensee acknowledges that the laws and regulations of the
         ------
United States restrict in the export and re-export of the Software, and agree that it will not export or re-export the Software in violation of those law sand regulations.

     12. MISCELLANEOUS. In the event that any provision of this Agreement is
         -------------
found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. This Agreement shall be construed and enforced in accordance with the laws of the State of California. Any action or proceeding arising out of or related to this Agreement shall be brought in a state or federal court of competent jurisdiction located in the County of Santa Clara, California and both parties hereby submit to the in personam jurisdiction of such courts for purposes of any such action or proceeding. This Agreement may not be modified, amended or altered except by a writing signed by a duly authorized representative of NetiQ and Licensee. No waiver of any provision of this Agreement or any right or obligation of either party shall be effective except pursuant to a writing signed by a duly authorized representative of NetiQ and Licensee. This Agreement, including its Exhibits, constitutes the entire agreement between NetiQ and Licensee with respect to the transactions contemplated herein and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representative as of the date first set forth above.

Licensee:                    NetiQ Corporation

______________________       ______________________

Name:_________________       Name:_________________

Title:________________       Title:________________